Exhibit 1

UNDERWRITING AGREEMENT

THE LACLEDE GROUP, INC.

Common Stock

May 25, 2004

A.G. EDWARDS & SONS, INC.

EDWARD D. JONES & CO., L.P.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

RBC CAPITAL MARKETS CORPORATION

As Representatives of the several

    Underwriters named in Schedule I hereto

c/o A.G. Edwards & Sons, Inc.

    One North Jefferson

    St. Louis, Missouri 63103

Ladies and Gentlemen:

The Laclede Group, Inc., a Missouri corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell severally to you (the “Representatives”) and the other several Underwriters named in Schedule I hereto (collectively, including any underwriter substituted as hereinafter provided in Section 4 hereof, the “Underwriters”) the aggregate number of shares of the Common Stock, par value $1.00 per share, of the Company (“Common Stock”) set forth on Schedule I hereto (the “Firm Shares”). The Company also proposes, subject to the terms and conditions stated herein, to issue and sell severally to the Underwriters not more than an additional 225,000 shares of Common Stock (“Option Shares”), if and to the extent that the Representatives, on behalf of the Underwriters, shall have determined to exercise the right to purchase Option Shares pursuant to Section 2(b) hereof. Each share of Common Stock will have associated with it one preference stock purchase right, enabling the holder thereof to acquire one-hundredth of a share of Series A Junior Participating Preferred Stock under certain circumstances. As used herein, the term “Securities” shall mean, collectively, the Firm Shares and Option Shares. For purposes of this Agreement, if the term “Representatives” has the same meaning as the term “Underwriters,” then references to the “Representatives” shall be deemed to be references to the “Underwriters.”

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) A registration statement on Form S-3 (File No. 333-86722) with respect to the Securities has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Securities Act Regulations”), has been filed with the Commission and has become effective; the Company meets the requirements for the use of Form S-3 under the Securities Act; copies of such registration statement, together with all amendments, if any, and the prospectus contained therein, in the form in which it became effective, including the documents incorporated in such prospectus by reference, have heretofore been delivered to the Underwriters; such registration statement in the form in which it most recently became effective, including all exhibits thereto, is referred to hereinafter as the “Registration Statement”; the prospectus, including the documents incorporated therein by reference, contained in the Registration Statement is referred to hereinafter as the “Prospectus”; provided, however, that, as used in this Agreement (except in this Section 1), upon the initial filing of a supplement to the Prospectus for use in connection with the offering of the Securities with the Commission pursuant to Rule 424(b) of the Securities Act Regulations and in accordance with Section 6(a) hereof, the term “Prospectus” shall mean the Prospectus as so supplemented (the “Completed Prospectus”); and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Completed Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Agreement that is or is deemed to be incorporated by reference in the Prospectus; and all references to the Registration Statement, the Prospectus or the Completed Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(b) No stop order with respect to the Registration Statement has been issued by the Commission under the Securities Act and no proceeding therefor is pending before, or to the knowledge of the Company threatened by, the Commission; the Registration Statement, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, on the date hereof, and the Completed Prospectus, at the time it is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations or first used and at the Time of Delivery and an Option Shares Time of Delivery (each as defined in Section 4 hereof), as the case may be, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and neither the Prospectus, on the date hereof, nor the Completed Prospectus, at any such times, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each document incorporated by reference in the Prospectus, at the time it was or will be filed with the Commission under the Exchange Act, conformed or will conform when so filed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”); provided, however, that the representations and warranties contained in this Section 1(b) shall not apply to (i) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company, through the Representatives by any Underwriter, expressly for use in the Registration Statement or the Prospectus or (ii) that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 filed pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder (the “Trust Indenture Act Regulations”).

(c) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Change”) and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions referred to in, or contemplated by, the Prospectus; and the Company does not have any material contingent obligation that is not disclosed in the Prospectus.

(d) Neither the Company nor any of its subsidiaries is, or with the giving of notice or the lapse of time or both would be, in breach of any of the terms and provisions of, or in default under, its Articles of Incorporation or Bylaws or other organizational documents or any statute or other applicable law, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except for such breaches or defaults as would not, singly or in the aggregate, result in a Material Adverse Change; neither the consummation by the Company of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws, or other organizational documents, of the Company or any of its subsidiaries or any statute or other applicable law, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its subsidiaries is bound or to which any of their respective properties is subject or any order, rule or regulation applicable to the Company or any of its subsidiaries of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, nor will any such action result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any such agreement or instrument; and no approval, authorization, consent or order of any public board or body is legally required for the issuance and sale of the Securities by the Company hereunder, except such as may be required under the Securities Act or state securities laws.

(e) The financial statements, together with related notes, incorporated by reference in the Prospectus present fairly the financial position and the results of operations of the Company on the bases set forth in such statements and related notes at the dates or for the periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as otherwise stated therein; and the supporting schedule incorporated by reference in the Prospectus presents fairly the information required to be stated therein.

(f) The Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri, with full power and authority to own or lease its properties and conduct its business as described in the Prospectus; each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own or lease its properties and conduct its business; and each of the Company and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify would not result in a Material Adverse Change.

(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for changes that the Registration Statement discloses have occurred or may occur or that were occasioned by the declaration of dividends and for Common Stock offered under the Company’s shareholder plan and the Company’s and its subsidiaries’ employee plans, including, without limitation, the Company’s Dividend Reinvestment and Stock Purchase Plan); all of the outstanding shares of the capital stock of the Company (other than the Securities) have been duly and validly authorized and issued and are fully paid and nonassessable; when the Securities shall have been delivered against payment therefor as provided herein, they will have been duly and validly authorized and issued and fully paid and nonassessable and entitled to the rights set forth in the Company’s Articles of Incorporation, as amended, and the Rights Agreement dated as of October 1, 2001 between the Company and UMB Bank, n.a., as rights agent thereunder; other than as set forth or incorporated by reference in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Articles of Incorporation or Bylaws of the Company or other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property of the Company is subject; and the Common Stock, including the Securities, conforms in all material respects to the description thereof contained in the Prospectus.

(h) This Agreement has been duly authorized, executed and delivered by the Company.

(i) Other than as set forth or incorporated by reference in the Prospectus, no labor dispute with any employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, which labor dispute or disturbance in each case might reasonably be expected to result in a Material Adverse Change.

(j) Other than as set forth or incorporated by reference in the Prospectus, there are no legal, governmental or administrative proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective properties is the subject, the outcome of which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Change; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(k) The Company and its subsidiaries have all valid material franchises, licenses and permits as are required for the conduct of their respective businesses as now conducted, and no franchise, license or permit is subject to any deficiency, exception, restriction, condition or limitation, except deficiencies, exceptions, restrictions, conditions and limitations that would not materially adversely affect the conduct, business or operation of the Company and its subsidiaries taken as a whole; the Company has complied with such terms and provisions of franchises, licenses and permits the non-compliance with which would materially adversely affect the conduct, business or operation of the Company and its subsidiaries taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of any proceedings relating to the revocation or modification of any such franchises, licenses and permits that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in a Material Adverse Change.

(l) The Company is a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations of the Commission thereunder that is exempt from all provisions under such Act (other than Section 10(a)(2) thereof) and such rules and regulations, including being required to seek approval to perform its obligations under this Agreement pursuant to such Act and rules and regulations.

(m) The Company and its subsidiaries maintain systems of internal controls and disclosure procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) material information relating to the Company and its subsidiaries is made known to the Company and its subsidiaries by their respective officers and employees.

2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $25.929 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b) In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company agrees to grant to the Underwriters an option to purchase from the Company the number of Option Shares set forth in the notice referred to in Section 2(c) hereof (the “Option”). If the Option is exercised by the Underwriters, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price per share as set forth in Section 2(a) hereof with respect to the Firm Shares less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares, the number of Option Shares (subject to such adjustments as the Representatives may determine in order to avoid fractional shares) that bears the same proportion to the aggregate number of Option Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares.

(c) The Option may be exercised, in whole or in part from time to time, within the period of 30 days from the date hereof, by written notice from the Representatives, on behalf of the Underwriters, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Option is being exercised and the date of delivery of, and payment for, such Option Shares, which date shall be neither earlier than the later of the Time of Delivery and the second Business Day (as defined below) after the date of such exercise nor later than the seventh Business Day after the date of such exercise. As used herein, “Business Day” shall mean any day on which the New York Stock Exchange (the “NYSE”) and banks in the City of New York are open.

3. Offering. Subject to the terms and conditions herein set forth, the Underwriters will make a public offering of the Securities upon the terms and conditions set forth in the Prospectus.

4. Payment and Delivery; Defaulting Underwriters. Delivery of the Firm Shares, against payment therefor in immediately available funds by wire transfer to an account designated in writing by the Company, shall be made at the offices of Pillsbury Winthrop LLP, 1540 Broadway, New York, New York, at 10:00 A.M., New York City time, on the third Business Day after the date hereof, or at such other place, time and date as shall be agreed upon in writing by the Company and the Representatives. The hour and date of such delivery and payment are herein called the “Time of Delivery.”

The Firm Shares shall be delivered to the Underwriters, for their respective accounts in fully registered form, in such authorized denominations and registered in such names as the

Representatives may reasonably request in writing not later than 2:00 P.M., New York City time, on the second Business Day after the date hereof, or to the extent not so requested, registered in the respective names of the Underwriters in such authorized denominations as the Company shall determine. The Company agrees to make the certificates for the Firm Shares available to the Representatives for checking purposes not later than 2:00 P.M., New York City time, on the last full Business Day preceding the Time of Delivery, at the offices of The Depository Trust Company, New York, New York, or at such other place, time or date as may be agreed upon between the Company and the Representatives.

Delivery of any Option Shares, against payment therefor in immediately available funds by wire transfer to an account designated in writing by the Company, shall be made at the offices of Pillsbury Winthrop LLP, 1540 Broadway, New York, New York, at 10:00 A.M., New York City time, on the date specified by the Representatives in accordance with Section 2(c) hereof, or at such other place, time and date as shall be agreed upon in writing by the Company and the Representatives. The hour and date of any such delivery and payment are herein called an “Option Shares Time of Delivery.”

Option Shares shall be delivered to the Underwriters, for their respective accounts in fully registered form, in such authorized denominations and registered in such names as the Representatives may reasonably request in writing not later than 2:00 P.M., New York City time, on the second Business Day preceding the Option Shares Time of Delivery with respect to such Option Shares, or to the extent not so requested, registered in the respective names of the Underwriters in such authorized denominations as the Company shall determine. The Company agrees to make the certificates for such Option Shares available to the Representatives for checking purposes not later than 2:00 P.M., New York City time, on the last full Business Day preceding such Option Shares Time of Delivery, at the offices of The Depository Trust Company, New York, New York, or at such other place, time or date as may be agreed upon between the Company and the Representatives.

If any one or more of the Underwriters shall default on its obligation or their obligations to purchase and pay for the Securities that it has or they have agreed herein to purchase and pay for (such Underwriter or Underwriters that shall have so defaulted being referred to herein as the “Defaulting Underwriters”), the Company shall immediately give written notice of such default to the Representatives and the Underwriters that shall not have so defaulted (the “Non-defaulting Underwriters”) shall have the right, within 24 hours after the receipt of such notice by the Representatives, to determine to purchase or to procure one or more others, which shall be members of the National Association of Securities Dealers, Inc. (the “NASD”) and reasonably satisfactory to the Company, to purchase, upon the terms herein set forth, all (but not less than all) of the Securities that the Defaulting Underwriters so agreed to purchase (the “Defaulted Securities”). If the Non-defaulting Underwriters shall determine to exercise such right, the Representatives shall give notice to the Company of such determination within 24 hours after their receipt of notice from the Company of such default. If the Representatives shall fail to give such notice or, within such 24-hour period, shall give notice to the Company that the Non-defaulting Underwriters will not exercise such right, then the Company shall have the right, within a further 24 hours after the failure of the Representatives to give such notice or within 24 hours after its receipt of such notice from the Representatives, to procure one or more others, which shall be members of the NASD and reasonably satisfactory to the Representatives, to purchase, upon the terms herein set forth, all (but not less than all) of the Defaulted Securities. In the event that the Non-defaulting Underwriters or the Company shall have arranged for the purchase of the Defaulted Securities as provided above, then either the Company or the Representatives shall have the right to postpone the Time of Delivery or an Option Shares Time of Delivery, as the case may be, for such period, not exceeding three Business Days, in order that the required changes in the Registration Statement, the Prospectus and any other documents or arrangements may be effected. In the event that neither the Non-defaulting Underwriters nor the Company shall have arranged for the purchase of the Defaulted Securities as provided above, then:

(a) if the Defaulted Securities do not exceed 10% of the Securities that the Non-defaulting Underwriters have otherwise agreed to purchase, the Non-defaulting Underwriters shall be obligated to purchase and pay for the respective amounts of the Securities that they have severally agreed to purchase hereunder and, in addition, to purchase and pay for (in proportion to their respective obligations hereunder except as may be otherwise determined by the Non-defaulting Underwriters) the Defaulted Securities; or

(b) if the Defaulted Securities exceed 10% of the Securities that the Non-defaulting Underwriters have otherwise agreed to purchase, this Agreement shall terminate.

Termination of this Agreement pursuant to this Section 4 shall not relieve any of the Defaulting Underwriters from liability in respect of its obligations under this Agreement, but shall be without liability on the part of the Company and the Non-defaulting Underwriters; provided, however, that such termination shall not affect the payment obligations set forth in Section 5 hereof.

5. Covenants of the Company. The Company agrees with each of the Underwriters that it will:

(a) Promptly deliver to the Representatives a copy of each of the Registration Statement and all amendments thereto (in each case including copies of all documents (other than exhibits) incorporated in the Prospectus by reference and all exhibits filed therewith), either signed or certified by an officer of the Company, and including a copy of each consent and opinion included therein or filed as an exhibit thereto, either signed or certified by an officer of the Company, and as many unsigned copies of the Registration Statement and such amendments, as the Representatives may reasonably request. The Company also will deliver to the Representatives as soon as possible after the date of this Agreement and thereafter from time to time, during such period of time as a prospectus relating to the Securities is required to be delivered under the Securities Act, as many copies of the Prospectus, including any amendments or supplements thereto, as the Representatives may reasonably request for the purposes of the Securities Act. The copies of the Registration Statement and all amendments thereto, and the copies of the Prospectus, including any amendments or supplements thereto, that are furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b) Promptly advise the Representatives (i) when any amendment of the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus and (iii) of the issuance of any stop order under the Securities Act with respect to the Registration Statement or the institution of any proceedings therefor of which the Company shall have received notice. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to secure the prompt removal thereof. The Company will neither file nor use any amendment or supplement to the Registration Statement or the Prospectus relating to the Securities to which the Representatives or counsel for the Underwriters shall object.

(c) Pay all expenses incident to the performance of its obligations under this Agreement (except as set forth in the last sentence of Section 5(d) hereof), including (i) the preparation and filing by it of the Registration Statement and the Prospectus, (ii) the preparation, execution and delivery of this Agreement, (iii) the corporate and regulatory actions precedent to the issuance and delivery of the Securities, (iv) the issuance and delivery of the Securities, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) except as provided in Section 5(d) hereof, the printing and delivery to the Underwriters of reasonable quantities of the Registration Statement, the Prospectus and any amendment or supplement thereto, (vii) the fees and expenses of any transfer agent and registrar, (viii) the qualification of the Securities for offering and sale under state securities laws, including the fees, not to exceed $3,500, and disbursements of counsel for the Underwriters in connection with such qualification and blue sky surveys relating thereto and (ix) the fees and expenses in connection with the listing of the Securities on the NYSE.

(d) Forthwith, at its expense, prepare and furnish to the Representatives, during such period of time (not exceeding nine months) after the date of this Agreement as a prospectus relating to the Securities is required to be delivered under the Securities Act, if (i) any event shall occur as a result of which it is necessary, in the opinion of the Company and its counsel or the Representatives and counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading, in the light of then existing circumstances, or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Securities Act Regulations or the Exchange Act or the Exchange Act Regulations, a reasonable number of copies of a supplement or an amendment to the Prospectus that will supplement or amend the Prospectus so that as so supplemented or amended it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of then existing circumstances, not misleading or it will comply with the Securities Act or the Securities Act Regulations or the Exchange Act or the Exchange Act Regulations. In case any of the Underwriters shall be required to deliver a prospectus relating to the Securities after the expiration of nine months from the date of this Agreement, the Company, upon the request of the Representatives, will furnish to the Underwriters, at the expense of the Underwriters, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.

(e) Make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of 12 months beginning on the first day of the Company’s fiscal quarter next succeeding the effective date of the Registration Statement that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Securities Act Regulations).

(f) Furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate, and file and make such statements or reports as are or may be required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to file any consent to service of process under the laws of any jurisdiction.

(g) Except for sales of Common Stock pursuant to its shareholder and employee plans (including, without limitation, the Company’s Dividend Reinvestment and Stock Purchase Plan), during the period beginning on the date of this Agreement and continuing to and including the 90th day following the Time of Delivery, not sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible into or exchangeable for Common Stock without the prior consent of A.G. Edwards & Sons, Inc.

All fees and disbursements of counsel for the Underwriters (exclusive of fees and expenses of such counsel that are to be paid by the Company as set forth in Section 5(c)(viii) hereof) shall be paid by the Underwriters; provided, however, that if this Agreement shall be terminated in accordance with the provisions of Section 6, 7, 8 or 10 hereof, the Company shall reimburse the Underwriters for their out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel for the Underwriters. The Company shall not be required to pay any amount for any expenses of the Underwriters except as provided in the preceding sentence. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profits.

6. Conditions of Obligations of the Underwriters to Purchase the Firm Shares. The several obligations of the Underwriters to purchase and pay for the Firm Shares shall be subject to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof, to the accuracy of the statements of officers of the Company made in any certificate given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder to be performed at or prior to the Time of Delivery, and to the following additional conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect at the Time of Delivery and no order of the Commission directed to the adequacy or accuracy of any document incorporated by reference in the Prospectus shall be in effect at such date; no proceedings for any such purpose shall be pending before, or threatened by, the Commission at the Time of Delivery; the Completed Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Securities Act Regulations and the Company shall have provided evidence reasonably satisfactory to the Representatives thereof; and the Representatives shall have received a certificate dated the Time of Delivery and signed by an executive officer of the Company to the effect that no such order is in effect and that no proceedings for any such purpose are pending before, or to the knowledge of the Company threatened by, the Commission; (ii) there shall not have been any change in the matters described in the letter furnished pursuant to Section 6(c) hereof the effect of which would, in the opinion of the Representatives, materially and adversely affect the market for the Firm Shares; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), a Material Adverse Change; and (iv) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

(b) At the Time of Delivery, the Representatives shall have received from (i) Mary C. Kullman, Esq., in-house counsel for the Company, (ii) Thompson Coburn LLP, counsel for the Company, and (iii) Pillsbury Winthrop LLP, counsel for the Underwriters, opinions, dated the Time of Delivery, in substantially the form and substance prescribed in Exhibits A, B and C, respectively, hereto.

(c) At the date of this Agreement, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of this Agreement, to the effect that:

(i) they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations;

(ii) in their opinion, the consolidated financial statements audited by them and incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations;

(iii) on the basis of limited procedures, not constituting an audit made in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial information incorporated by reference in the Prospectus, the latest available interim financial statements of the Company, if any, a reading of the minute books of the shareholders and the Board of Directors of the Company since the close of the Company’s most recent fiscal year through a specified date not more than five days prior to the date of such letter, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that (A) (1) any material modifications should be made to the unaudited consolidated financial statements incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles or (2) the unaudited consolidated financial statements incorporated by reference in the Prospectus do not comply with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the Exchange Act Regulations; (B) at the date of the latest available interim balance sheet of the Company and at a subsequent specified date not more than five days prior to the date of such letter, there has been any change in the capital stock, or any increase in the long-term debt, or any decrease in net assets, in each case of the Company and as compared with amounts shown in the balance sheet as of the date of the latest financial statements incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Registration Statement discloses have occurred or may occur, that were occasioned by the declaration of dividends or that are described in such letter identifying the same and specifying the amount thereof (in which case such letter shall be accompanied by an explanation of the Company as to the significance thereof unless such explanation is not deemed necessary by the Representatives); or (C) for the period from the date of the latest consolidated financial statements incorporated by reference in the Prospectus to the date of the latest available unaudited financial statements, there were any decreases, as compared with the comparable period of the preceding year, in the Company’s operating revenues, net income or earnings applicable to common stock, except in each case for decreases that the Registration Statement discloses have occurred or may occur, that were occasioned by the declaration of dividends or that are described in such letter identifying the same and specifying the amount thereof (in which case such letter shall be accompanied by an explanation of the Company as to the significance thereof unless such explanation is not deemed necessary by the Representatives); and

(iv) they have performed certain other specified procedures with respect to certain amounts and percentages set forth in the Registration Statement or in the documents incorporated by reference in the Prospectus, as have been reasonably requested by the Representatives or counsel for the Underwriters and approved by the Company, and have found them to be in agreement with the records of the Company and the computations to be arithmetically correct.

(d) At the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the Time of Delivery, to the effect that the statements set forth in the letter furnished pursuant to Section 6(c) hereof are reaffirmed, except that the specified date referred to therein shall be a date not more than five days prior to the Time of Delivery.

(e) At the Time of Delivery, the Representatives shall have received a certificate, dated the Time of Delivery and signed by an executive officer of the Company, to the effect that (i) the Company’s representations and warranties set forth in Section 1 hereof are true and correct at and as of the Time of Delivery with the same effect as if made at and as of the Time of Delivery (except that the Prospectus referred to in Sections 1(c), 1(e), 1(f), 1(g), 1(i) and 1(j) hereof shall be deemed, for the purposes of such certificate, to be the Completed Prospectus), (ii) the Company shall have performed all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the Company shall have filed the Completed Prospectus with the Commission pursuant to Rule 424(b) of the Securities Act Regulations.

(f) All legal proceedings to be taken in connection with the issuance and sale of the Firm Shares shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

(g) Subsequent to the date of this Agreement, there shall not have occurred (i) any material change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole not contemplated by the Prospectus or any amendment or supplement thereto (including the documents incorporated by reference therein at the date thereof) that, in the opinion of the Representatives, would materially and adversely affect the market for the Firm Shares or (ii) any event or development relating to or involving the Company or any of its subsidiaries or any officer or director of the Company or any of its subsidiaries that, in the opinion of the Company and its counsel or the Representatives and counsel for the Underwriters, requires the making of any addition to or change in the Prospectus or any amendment or supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Firm Shares.

(h) The Firm Shares shall have been listed (subject to official notice of issuance) on the NYSE.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled at the Time of Delivery, this Agreement may be terminated by the Representatives upon notice thereof to the Company at any time at or prior to the Time of Delivery. Any such termination shall be without liability of any party to any other party hereunder, except as otherwise provided in Section 5 hereof and provided that the provisions of Sections 1, 5 and 9 hereof shall survive such termination and remain in full force and effect.

7. Conditions to Obligations of the Underwriters to Purchase Option Shares. The several obligations of the Underwriters to purchase and pay for any Option Shares shall be subject to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof, to the accuracy of the statements of the officers of the Company made in any certificate given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder to be performed at or prior to the Option Shares Time of Delivery with respect to such Option Shares, and to the following additional conditions:

(a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect at such Option Shares Time of Delivery and no order of the Commission directed to the adequacy or accuracy of any document incorporated by reference in the Prospectus shall be in effect at such Option Shares Time of Delivery; no proceedings for any such purpose shall be pending before, or threatened by, the Commission on such date; if the Completed Prospectus, or any supplement thereto or to the Prospectus, is required to be filed with the Commission pursuant to Rule 424(b) of the Regulations, the Completed Prospectus, or any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) of the Regulations and the Company shall have provided evidence reasonably satisfactory to the Representatives thereof; and the Representatives shall have received a certificate dated such Option Shares Time of Delivery and signed by an executive officer of the Company to the effect that no such order is in effect and that no proceedings for any such purpose are pending before, or to the knowledge of the Company threatened by, the Commission; (ii) there shall not have been any change in the matters described in the letters furnished pursuant to Sections 6(c) and 6(d) hereof the effect of which would, in the opinion of the Representatives, materially and adversely affect the market for such Option Shares; (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole; and (iv) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto).

(b) At such Option Shares Time of Delivery, the Representatives shall have received from (i) Mary C. Kullman, Esq., in-house counsel for the Company, (ii) Thompson Coburn LLP, counsel for the Company, and (iii) Pillsbury Winthrop LLP, counsel for the Underwriters, opinions, dated such Option Shares Time of Delivery, in substantially the form and substance prescribed in Exhibits A, B and C, respectively, hereto.

(c) At such Option Shares Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated such Option Shares Time of Delivery, to the effect that the statements set forth in the letters furnished pursuant to Sections 6(c) and 6(d) hereof are reaffirmed, except that the specified date referred to therein shall be a date not more than five days prior to such Option Shares Time of Delivery.

(d) At such Option Shares Time of Delivery, the Representatives shall have received a certificate, dated such Option Shares Time of Delivery and signed by an executive officer of the Company, to the effect that (i) the Company’s representations and warranties set forth in Section 1 hereof are true and correct at and as of such Option Shares Time of Delivery with the same effect as if made at and as of such Option Shares Time of Delivery; provided, however, that (A) if any post-effective amendment to the Registration Statement shall have been filed subsequent to the date hereof, the Registration Statement referred to in Section 1(b) hereof shall be deemed, for the purposes of such certificate, to include such amendment and (B) if the Completed Prospectus shall have been filed with the Commission pursuant to Rule 424(b) of the Regulations, the Prospectus referred to in Sections 1(c), 1(e), 1(f), 1(g), 1(i) and 1(j) hereof shall be deemed, for the purposes of such certificate, to be the Completed Prospectus, (ii) the Company shall have performed all of its obligations hereunder to be performed at or prior to such Option Shares Time of Delivery and (iii) if the Company shall have been required to file the Completed Prospectus with the Commission pursuant to Rule 424(b) of the Regulations, the Company shall have done so.

(e) All legal proceedings to be taken in connection with the issuance and sale of the Securities shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

(f) Subsequent to the date of this Agreement, there shall not have occurred (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole not contemplated by the Prospectus or any amendment or supplement thereto (including the documents incorporated therein by reference at the date thereof) that, in the opinion of the Representatives, would materially, adversely affect the market for the Securities or (ii) any event or development relating to or involving the Company or any of its subsidiaries or any officer or director of the Company or any of its subsidiaries that, in the opinion of the Company and its counsel or the Representatives and counsel for the Underwriters, requires the making of any addition to or change in the Prospectus or any amendment or supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Representatives, adversely affect the market for the Securities.

(g) Such Option Shares shall have been listed (subject to official notice of issuance) on the NYSE.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled at such Option Shares Time of Delivery, this Agreement may be terminated by the Representatives upon notice thereof to the Company at any time at or prior to such Option Shares Time of Delivery. Any such termination shall be without liability of any party to any other party hereunder, except as otherwise provided in Section 5 hereof and provided that the provisions of Sections 1, 5 and 9 hereof shall survive such termination and remain in full force and effect.

8. Conditions of Company’s Obligation. The obligation of the Company to deliver the Firm Shares at the Time of Delivery and any Option Shares at the Option Shares Time of Delivery with respect to such Option Shares shall be subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall be in effect at the Time of Delivery or such Option Shares Time of Delivery, as the case may be, and no order of the Commission directed to the adequacy or accuracy of any document incorporated by reference in the Prospectus shall be in effect and no proceedings for any such purpose shall be pending before, or threatened by, the Commission at the Time of Delivery or such Option Shares Time of Delivery. If such condition shall not have been fulfilled at the Time of Delivery or such Option Shares Time of Delivery, this Agreement may be terminated by the Company, upon notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party hereunder, except as otherwise provided in Section 5 hereof and provided that the provisions of Sections 1, 5 and 9 hereof shall survive such termination and remain in full force and effect.

9. Indemnification; Contribution. (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against (i) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the Securities or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to the last sentence of Section 9(c) hereof) any such settlement is effected with the written consent of the Company; and (iii) any and all expense whatsoever, as incurred (including, subject to Section 9(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; provided, however, that the indemnity agreement contained in this Section 9(a) shall not (A) apply to any such losses, claims, damages, liabilities or expenses to the extent arising out of any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (i) made in reliance upon and in conformity with information furnished in writing to the Company, through the Representatives by any Underwriter, expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus relating to the Securities or the Prospectus (or any amendment or supplement thereto) or (ii) from that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 filed pursuant to the Trust Indenture Act and the Trust Indenture Act Regulations or (B) inure to the benefit of any Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on account of any such losses, claims, damages, liabilities or expenses arising from the sale of any of the Securities to any person if any amendment or supplement to the Prospectus (excluding any document incorporated or deemed to be incorporated by reference therein), furnished to the Representatives by the Company prior to the sending or giving of written confirmation of such sale to such person, was not sent or given by or on behalf of such Underwriter to such person with or prior to such written confirmation and any such untrue statement or alleged untrue statement, or any such omission or alleged omission, was corrected in such amendment or supplement to the Prospectus.

(b) Each of the Underwriters, severally, agrees to indemnify and hold harmless the Company, its directors, each of its officers who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities and expenses described in Section 9(a) hereof, as incurred, but only with respect to the untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus relating to the Securities or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company, through the Representatives by such Underwriter, expressly for use in connection with the Registration Statement (or any amendment thereto) or any preliminary prospectus relating to the Securities or the Prospectus (or any amendment or supplement thereto).

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability on account of this indemnity agreement except to the extent that such indemnifying party has been prejudiced in any material respect by such failure or from any liability that such indemnifying party may have to such indemnified party otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall be entitled to participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) hereof effected without its written consent if (A) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 75 days prior to such settlement being entered into and (C) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Section 9(a) or (b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, claims, damages, liabilities and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or if such indemnified party failed to give the notice required under Section 9(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Completed Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The aggregate amount of losses, claims, damages, liabilities and expenses incurred by an indemnified party and referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9(d) are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule I hereto and not joint.

10. Termination. (a) The Representatives may terminate this Agreement at any time at or prior to the Time of Delivery, or rescind the exercise of the Option by the Underwriters at any time prior to an Option Shares Time of Delivery, by notice to the Company, if prior to the Time of Delivery or such Option Shares Time of Delivery, as the case may be, (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, a Material Adverse Change, whether or not arising in the ordinary course of business, or (ii) there has occurred, since the date of this Agreement, any material adverse change in the financial markets in the United States or the international financial markets or any outbreak of hostilities or escalation of any existing hostilities or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, the NYSE, or trading generally on the NYSE or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE, the American Stock Exchange or the Nasdaq National Market System or by order of the Commission, the NASD or any other regulatory or self-regulatory authority, or (iv) a material disruption has occurred in commercial banking or settlement or clearance services in the United States, or (v) a banking moratorium has been declared by either Federal, New York or Missouri authorities.

(b) Notwithstanding any termination of this Agreement pursuant to this Section 10, such termination will be without liability of any party to any other party hereunder, except as otherwise provided in Section 5 hereof and provided that the provisions of Sections 1, 5 and 9 hereof shall survive such termination and remain in full force and effect.

11. Notices. All statements, requests, notices and agreements hereunder shall be in writing or by telephone if confirmed in writing within 24 hours and, if to the Underwriters, shall be sufficient in all respects if delivered or sent by registered mail to the Representatives at the address given on the last page hereof; and, if to the Company, shall be sufficient in all respects if delivered or sent by registered mail to the Company, c/o Barry C. Cooper, Chief Financial Officer, The Laclede Group, Inc., 720 Olive Street, St. Louis, Missouri 63101; provided, however, that any notice to any of the Underwriters pursuant to Section 9(c) hereof shall be delivered or sent by registered mail to such party at its principal executive offices.

12. Information for Use in Completed Prospectus. The information (a) with respect to the public offering price of the Securities on, and in the last paragraph of, the cover page of the Completed Prospectus, (b) in the last sentence of the second paragraph under the first table in “Underwriting” in the Completed Prospectus, (c) in the first paragraph under the caption “Underwriting—Offering Price, Concessions and Reallowances” in the Completed Prospectus and (d) in the first and second paragraphs under the caption “Underwriting—Price Stabilization and Short Positions” in the Completed Prospectus shall in each case be deemed to have been furnished in writing to the Company through the Representatives by or on behalf of the Underwriters specifically for use therein.

13. Miscellaneous. (a) This Agreement shall be binding upon the Underwriters and the Company and shall inure solely to the benefit of the Underwriters, the Company and, to the extent provided in Section 9 hereof, the directors and officers of the Company and each person who controls the Company or any of the Underwriters, and in each case their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any of the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

(b) This Agreement shall be construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

(c) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(d) All representations and warranties, at and as of the respective dates made, and all agreements contained in this Agreement, or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any controlling person, and shall survive delivery of the Securities to the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the counterparts hereof enclosed, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the several Underwriters and the Company.

Very truly yours,

THE LACLEDE GROUP, INC.

By:	/S/ BARRY C. COOPER
Name:	Barry C. Cooper
Title:	Chief Financial Officer

Accepted at St. Louis, Missouri

as of the date first above written:

A.G. EDWARDS & SONS, INCORPORATED

EDWARD D. JONES & CO., L.P.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

RBC CAPITAL MARKETS CORPORATION

For themselves and as Representatives of

the other Underwriters named in Schedule I

to this Underwriting Agreement.

By:	A.G. Edwards & Sons, Inc.

By	/S/ LES A. KRONE
Authorized Signatory

Address:	A. G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

SCHEDULE I

Underwriters	Firm Shares to be Purchased
A.G. Edwards & Sons, Inc.	750,000
Edward D. Jones & Co., L.P.	375,000
Stifel, Nicolaus & Company, Incorporated	225,000
RBC Capital Markets Corporation	150,000

Total	1,500,000

Exhibit A

[Opinion of Mary C. Kullman, Esq.]

[Letterhead of the Company]

May     , 2004

A.G. Edwards & Sons, Inc.

Edward D. Jones & Co., L.P.

Stifel, Nicolaus & Company, Incorporated

RBC Capital Markets Corporation

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below (the “Underwriters”)

c/o A.G. Edwards & Sons, Inc.

      One North Jefferson

      St. Louis, Missouri 63103

Ladies and Gentlemen:

I serve as in-house counsel to The Laclede Group, Inc., a Missouri corporation (the “Company”), and have acted in that capacity in connection with the issuance and sale by the Company of [            ] shares (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement dated May     , 2004 between the Underwriters, for whom you are acting as Representatives, and the Company (the “Underwriting Agreement”). This opinion is delivered to you pursuant to Section 6(b)(i) of the Underwriting Agreement.

I am familiar with the Articles of Incorporation and the Bylaws, as currently in effect, of the Company (the “Articles” and the “Bylaws,” respectively) and the records of various corporate and other proceedings, including the actions taken by the Company’s Board of Directors relating to the authorization, issuance and sale of the Shares. I have reviewed: (a) the Underwriting Agreement; (b) the Registration Statement on Form S-3 (File No. 333-86722) (the “Registration Statement”) filed by the Company to register the Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to incorporate by reference the Exchange Act Documents (as defined below); and (c) the Prospectus dated May 6, 2002, as supplemented by the Prospectus Supplement dated May     , 2004, relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which also is deemed to incorporate by reference the Exchange Act Documents.

I have examined the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2003 (the “Annual Report”), the Quarterly Report on Form 10-Q of the Company for each of the quarterly periods ended December 31, 2003 and March 31, 2004, the three Current Reports on Form 8-K of the Company each dated January 29, 2004, the Current Report on Form 8-K of the Company dated April 29, 2004 and the Company’s Registration Statement on Form 8-A dated September 6, 2001 with respect to the Common Stock (such Reports, including the Annual Report, and such Registration Statement, collectively, the “Exchange Act Documents”), each as filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and deemed to be incorporated by reference in the Registration Statement and the Prospectus.

I have examined such other documents and satisfied myself as to such other matters as I have deemed necessary to render this opinion. In the course of such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. I have also relied upon information submitted to me by certain officers of the Company and its subsidiaries with respect to the existence or non-existence of certain facts that form the basis for the opinions set forth herein. Although I have not conducted any independent investigations of the accuracy of various of the matters covered by such information supplied by officers of the Company and its subsidiaries, I have no reason to believe that any of the matters covered thereby are inaccurate. I have also relied on certain documents, instruments and certificates of public officials. I have not examined the Shares, except a specimen thereof, and have relied upon a certificate of the transfer agent and registrar for the Common Stock as to the issuance, registration and countersignature thereof. Upon the basis of my familiarity with the foregoing and with the Company’s properties and affairs generally, and as limited by the foregoing and subsequent qualifications and limitations, I am of the opinion that:

1. Each of the Company, Laclede Gas Company, Laclede Pipeline Company, Laclede Investment LLC and Laclede Development Company is a corporation or limited liability company duly organized and validly existing in good standing under the laws of the State of Missouri; and SM&P Utility Resources, Inc. (“SM&P”) is a corporation duly organized and validly existing in good standing under the laws of the State of Indiana.

2. Each of the Company and its subsidiaries has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under the Underwriting Agreement.

3. All of the outstanding shares of capital stock of the Company (other than the Shares) have been duly and validly authorized and issued and are fully paid and nonassessable.

4. The Shares have been duly and validly authorized and, when the Shares shall have been delivered against payment therefor as provided in the Underwriting Agreement, they will have been duly and validly issued and will be fully paid and nonassessable and entitled to the rights set forth in the Articles and the Rights Agreement dated as of October 1, 2001 between the Company and UMB Bank, n.a., as rights agent thereunder; and, other than as set forth in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, the Shares pursuant to the Articles or the Bylaws, or other agreement or instrument known to me to which the Company is a party or by which it is bound or to which any of the property of the Company is subject.

4. The Shares have been listed (subject to official notice of issuance) on the New York Stock Exchange.

5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

6. No approval, authorization, consent or other order of any public board or body (other than in connection or in compliance with the provisions of the securities or blue sky laws of any jurisdiction) is legally required for the issuance and sale of the Shares on the terms and conditions set forth in the Underwriting Agreement.

7. There are no legal, governmental or administrative proceedings pending to which the Company or its subsidiaries are a party or of which any of their respective property is the subject, other than as set forth in the Prospectus (including the Exchange Act Documents) and other than proceedings incident to the kind of business conducted by the Company and its subsidiaries, the outcome of which, singly or in the aggregate, might reasonably be expected to have a materially adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

8. The consummation of the transactions contemplated in the Underwriting Agreement and the fulfillment of the terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust or other material agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their respective property is subject, (b) the Articles or the Bylaws or (c) any order, rule or regulation of any court or other governmental body having jurisdiction over the Company or any of its subsidiaries or any of their respective property, or any applicable law or statute, in each case of the United States of America or the State of Missouri, or, to the best of my knowledge, any order, rule or regulation of any other court or other governmental body having jurisdiction over the Company or its subsidiaries or any of their respective property or any other statute.

I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Exchange Act Documents and take no responsibility therefor, except insofar as such statements relate to me and as and to the extent expressly set forth herein. In the course of the preparation of the Registration Statement and the Prospectus, I and other members of the Company’s legal department (the “Legal Department”) and outside legal counsel for the Company have participated in conferences with certain of the Company’s officers and employees, with representatives of Deloitte & Touche LLP, the independent accountants for the Company, with your representatives and with counsel for the Underwriters. Based on my examination of the Registration Statement and the Prospectus, and the investigations made in connection with the preparation of the Registration Statement and the Prospectus and the Legal Department’s participation in the conferences referred to above, (a) I am of the opinion that the Registration Statement, as of the date it was declared effective by the Commission, and the Prospectus, as of the date it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case I express no opinion with respect to the financial statements or schedule or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and (b) I have no reason to believe that the Registration Statement (including the Exchange Act Documents), at the time the Annual Report was filed by the Company with the Commission under the Exchange Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents), as of the date it was filed with the Commission pursuant to Rule 424(b) under the Securities Act or as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no opinion or belief with respect to the financial statements or schedule or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

In passing upon the form of the Registration Statement, the form of the Prospectus and the forms of the Exchange Act Documents, I necessarily assume the correctness and completeness of the statements made by the Company and information included therein and take no responsibility therefor, except insofar as such statements relate to me.

I have examined the portions of the information contained in the Registration Statement that are stated therein to have been made on my authority and, upon my review thereof, I believe such information to be correct.

I am a member of the Bar of the State of Missouri and, except with respect to the matters expressed in paragraphs 1, 6, 7 and 8 above, I do not express any opinion herein as to any matters governed by any laws other than the laws of the State of Missouri and the Federal laws of the United States of America. The opinion expressed in paragraph 1 relating to SM&P has been given based solely upon my review of a certificate of existence from the Secretary of State of the State of Indiana dated May 17, 2004 and upon my review of the Articles of Incorporation and Bylaws of SM&P. Further, I express no opinion with respect to any law, rule, regulation or matter regarding: (i) any matters of local law (i.e., laws, rules and regulations of counties, towns, municipalities or special political subdivisions); or (ii) Federal or state antitrust or unfair competition laws.

I am also delivering this opinion to Pillsbury Winthrop LLP, who is entitled to rely upon this opinion to the same extent as if such opinion were addressed to such firm. This opinion is rendered to you and the other Underwriters and Pillsbury Winthrop LLP in connection with the above-described transaction. This opinion may not be relied upon by the Underwriters or Pillsbury Winthrop LLP for any other purpose, or relied upon by or furnished to any other person, firm or corporation, without my prior written consent.

This opinion speaks only as of its date. I have no obligation to the Underwriters or to Pillsbury Winthrop LLP of changes in law or fact that occur after the date of this opinion, even where such change may affect the legal analysis, a legal conclusion or an informational confirmation in this opinion.

Very truly yours,

Mary C. Kullman

Exhibit B

[Opinion of Thompson Coburn LLP]

May     , 2004

A.G. Edwards & Sons, Inc.

Edward D. Jones & Co., L.P.

Stifel, Nicolaus & Company, Incorporated

RBC Capital Markets Corporation

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below (the “Underwriters”)

c/o A.G. Edwards & Sons, Inc.

    One North Jefferson

    St. Louis, Missouri 63103

Ladies and Gentlemen:

We have acted as counsel for The Laclede Group, Inc., a Missouri corporation (the “Company”), and have acted in that capacity in connection with the issuance and sale by the Company of [            ] shares (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement dated May     , 2004 between the Underwriters, for whom you are acting as Representatives, and the Company (the “Underwriting Agreement”). This opinion is delivered to you pursuant to Section 6(b)(ii) of the Underwriting Agreement.

We have reviewed: (a) the Underwriting Agreement; (b) the Registration Statement on Form S-3 (File No. 333-86722) (the “Registration Statement”) filed by the Company to register the Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and (c) the Prospectus dated May 6, 2002, as supplemented by the Prospectus Supplement dated May     , 2004, relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.

We have examined a copy of an Order dated May 6, 2002 from the Commission to the Company relating to the effectiveness of the Registration Statement under the Securities Act. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary to render this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have not examined the Shares, except a specimen thereof, and have relied upon a certificate of the transfer agent and registrar for the Common Stock as to the issuance, registration and countersignature thereof.

In rendering our opinions, we have relied upon certificates of officials of the Company as to certain factual matters material to such opinion, and upon certificates of public officials, all of which certificates have been furnished or made available to you. Whenever our opinion is indicated to be based upon our knowledge, we are referring to the actual knowledge of the Thompson Coburn LLP attorneys who have represented the Company in matters that are the subject of this opinion. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

Upon the basis of our familiarity, and as limited by the foregoing and subsequent qualifications and limitations, we are of the opinion that:

1. The Shares have been duly and validly authorized and, when the Shares shall have been delivered against payment therefor as provided in the Underwriting Agreement, they will have been duly and validly issued and will be fully paid and nonassessable and entitled to the rights set forth in the Articles and the Rights Agreement dated as of October 1, 2001 between the Company and UMB Bank, n.a., as rights agent thereunder; and, other than as set forth in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, the Shares pursuant to the Articles or the Bylaws, or other agreement or instrument known to us to which the Company is a party or by which it is bound or to which any of the property of the Company is subject.

2. The statements made in the Prospectus under the caption “Description of Common Stock,” insofar as they purport to constitute summaries of the terms of the Common Stock and the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

3. The Registration Statement has been declared effective by the Commission under the Securities Act; to the best of our knowledge, no stop order with respect to the Registration Statement has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act.

We are members of the Bar of the State of Missouri and we do not express any opinion herein as to any matters governed by any laws other than the laws of the State of Missouri and the Federal laws of the United States of America. Further, we express no opinion with respect to any law, rule, regulation or matter regarding: (i) any matters of local law (i.e., laws, rules and regulations of counties, towns, municipalities or special political subdivisions); or (ii) Federal or state antitrust or unfair competition laws.

We are also delivering this opinion to Pillsbury Winthrop LLP, who is entitled to rely upon this opinion to the same extent as if such opinion were addressed to such firm. This opinion is rendered to you and the other Underwriters and Pillsbury Winthrop LLP in connection with the above-described transaction. This opinion may not be relied upon by the Underwriters or Pillsbury Winthrop LLP for any other purpose, or relied upon by or furnished to any other person, firm or corporation, without our prior written consent.

This opinion speaks only as of its date. We have no obligation to the Underwriters or to Pillsbury Winthrop LLP of changes in law or fact that occur after the date of this opinion, even where such change may affect the legal analysis, a legal conclusion or an informational confirmation in this opinion.

Very truly yours,

Thompson Coburn LLP

Exhibit C

[Letterhead of Counsel for the Underwriters]

May     , 2004

A.G. Edwards & Sons, Inc.

Edward D. Jones & Co., L.P.

Stifel, Nicolaus & Company, Incorporated

RBC Capital Markets Corporation

As Representatives of the several Underwriters named in Schedule I to the Underwriting Agreement referred to below (the “Underwriters”)

c/o A.G. Edwards & Sons, Inc.

    One North Jefferson

    St. Louis, Missouri 63103

Ladies and Gentlemen:

We have acted as your counsel in connection with the several purchases by the Underwriters from The Laclede Group, Inc., a Missouri corporation (the “Company”), of [            ] shares (the “Shares”) of the Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement dated May     , 2004 between the Underwriters, for whom you are acting as Representatives, and the Company (the “Underwriting Agreement”). This letter is delivered to you pursuant to Section 6(b)(iii) of the Underwriting Agreement.

We have reviewed (a) the Underwriting Agreement, (b) the Registration Statement on Form S-3 (File No. 333-86722) (the “Registration Statement”) filed by the Company to register the Shares with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (the “Annual Report”), the Quarterly Report on Form 10-Q of the Company for each of the quarterly periods ended December 31, 2003 and March 31, 2004, the three Current Reports on Form 8-K of the Company each dated January 29, 2004 and the Current Report on Form 8-K of the Company dated April 29, 2004 (such Reports, including the Annual Report, collectively, the “Incorporated Documents”), in each case filed by the Company with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (c) the Prospectus dated

May 6, 2002, as supplemented by the Prospectus Supplement dated May     , 2004, relating to the offer and sale of the Shares (as so supplemented, the “Prospectus”) filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, which also is deemed to incorporate by reference the Incorporated Documents, and (d) the Incorporated Documents. We have not reviewed any certificates representing the Shares, except a form thereof. We have also reviewed such other agreements, documents, records, certificates and other materials, and have satisfied ourselves as to such other matters, as we have considered relevant or necessary for purposes of this letter.

In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons. In delivering this letter, we have relied, without independent verification, as to factual matters, on certificates and other written or oral statements of governmental and other public officials and of officers and representatives of the Company and the transfer agent and registrar for the Common Stock, on representations made by the Company in the Underwriting Agreement and on statements in the Registration Statement, the Prospectus and the Incorporated Documents.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

2. The Shares have been duly authorized and, upon issuance and delivery thereof and payment therefor pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3. The statements in the Prospectus set forth under the captions “Description of Common Stock,” to the extent that such statements purport to constitute summaries of the terms of the Common Stock, are accurate in all material respects.

4. The Registration Statement has been declared effective by the Commission under the Securities Act; to our knowledge, no stop order with respect to the Registration Statement has been issued, and no proceedings therefor are pending or threatened, under Section 8 of the Securities Act.

5. Except for compliance with the securities or blue sky laws of the State of New York, as to which we express no opinion, and except for registration of the Shares under the Securities Act, no Governmental Approval or Governmental Registration (each as defined below) under the federal law of the United States of America or the law of the State of New York is required by the Company for (a) the valid execution and delivery by the Company of the Underwriting Agreement or the Shares, (b) the sale by the Company of the Shares under the Underwriting Agreement or (c) the issuance by the Company of the Shares. As used in this letter, “Governmental Approval” means any authorization, consent, approval, license or exemption (or the like) of or from any governmental unit and “Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

In passing on the compliance as to form of the Registration Statement and the Prospectus below, we necessarily assume the correctness and completeness of the statements made by the Company therein and in connection with its preparation thereof. In the course of the preparation by the Company of the Registration Statement and the Prospectus, we had conferences with certain officers and representatives of and counsel for the Company, with Deloitte & Touche LLP, the Company’s independent public accountants who audited certain of the financial statements included or incorporated by reference in the Registration Statement or the Prospectus, and with your representatives, during which the contents of the Registration Statement and the Prospectus were discussed. We did not participate in the preparation by the Company of the Incorporated Documents or participate in the selection of information contained therein or omitted therefrom by the Company. Based on our review of the Registration Statement, the Prospectus and the Incorporated Documents and our discussions in the conferences as described above, (a) we are of the opinion that the Registration Statement, at the time it was declared effective by the Commission under the Securities Act, and the Prospectus, when it was transmitted for filing with the Commission pursuant to Rule 424(b) under the Securities Act, complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder and (b) although we have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and take no responsibility therefor (except to the extent that such statements relate to us and as set forth in paragraph 3 above), no facts have come to our attention that give us reason to believe that the Registration Statement, at the time the Annual Report was filed by the Company with the Commission under the Exchange Act and when read together with the Annual Report, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or at the date hereof and when read together with the Incorporated Documents, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, we express no opinion or belief in either clause (a) or (b) above as to the financial statements and other financial and statistical data contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

The matters set forth in this letter are limited to the federal law of the United States of America, the law of the State of New York and, but only in the case of the matters involving the law of the State of Missouri specified in the next sentence, the law of the State of Missouri, in each case as in effect on the date hereof. With respect to the matters set forth in paragraphs 1 and 2 above, all of which matters involve the law of the State of Missouri, we have, with your approval, relied on the opinions of Mary C. Kullman, in-house counsel for the Company, and Thompson Coburn LLP, counsel for the Company, each dated the date hereof and delivered to you pursuant to Sections 6(b)(i) and 6(b)(ii), respectively, of the Underwriting Agreement, and this letter is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.

This letter is delivered to you solely for your benefit and the benefit of the other Underwriters in connection with the transaction contemplated by the Underwriting Agreement and may not be relied on by any of the Underwriters for any other purpose, or furnished or quoted to or relied on by any other person or entity (including by any person that acquires any of the Shares from any of the Underwriters) for any purpose, without our prior written consent.

Very truly yours,

Pillsbury Winthrop LLP

C-4